AMENDED AND RESTATED EMPLOYMENT AGREEMENT

      AMENDED AND RESTATED AGREEMENT made as of the twenty-sixth day of November, 1997, by and among Medford Savings Bank, a Massachusetts savings bank with its main office in Medford, Massachusetts (the "Bank"), Medford Bancorp, Inc., a Massachusetts corporation (the "Company") and Arthur H. Meehan of Dover, Massachusetts (the "Executive").

                                   WITNESSETH

     WHEREAS, the parties hereto desire to provide for the Executive's employment by the Bank and the Company;

      NOW THEREFORE, in consideration of the mutual covenants contained herein, the Bank, the Company and the Executive agree as follows:

      1. Employment. The Bank and the Company agree to employ the Executive and the Executive agrees to continue in the employ of the Bank and the Company on the terms and conditions hereinafter set forth.

      2. Capacity. The Executive shall serve each of the Bank and the Company as its Chairman, President and Chief Executive Officer, subject to his election by their respective Boards of Directors. In this capacity the Executive shall, subject to the respective By-laws of the Bank and the Company and to the direction of their respective Boards of Directors, have responsibility for the general supervision and management of the Bank's and the Company's respective businesses.

      3. Effective Date and Term. The commencement date (the "Commencement Date") of this Agreement shall be the date upon which the parties hereto execute this Agreement. Subject to the provisions of Section 6, the term of the Executive's employment hereunder shall be for three years from the Commencement Date, and shall terminate on April 27, 2000; provided, however, that the termination date shall be extended automatically for periods of one year commencing on April 27, 1998, and on each subsequent anniversary of such date thereafter, unless either the Executive gives written notice to the Company and the Bank or the Company and the Bank gives written notice to the Executive, prior to the date of any such anniversary, of such party's election not to extend the term of this Agreement. The last day of such term, as so extended from time to time, is herein sometimes referred to as the "Expiration Date."

      4. Compensation and Benefits. The regular compensation and benefits payable to the Executive under this Agreement shall be as follows:

            (a) Salary. For all services rendered by the Executive under this Agreement, the Bank or the Company shall pay the Executive a salary at the rate of $380,000 per year, subject to increase from time to time in accordance with the usual practice of the Bank and the Company with respect to review of compensation of their senior executives, provided, however, that the Executive's salary shall be increased annually by a percentage amount equal to at least the percentage increase during the immediately preceding twelve months in the Consumer Price Index (All Items) for all Urban Consumers for the Boston, Massachusetts area, as published by the Bureau of Labor Statistics, or if such Index is not available, the U.S. Government Index which is the most similar thereto. The Executive's salary shall be payable in periodic installments in accordance with the Bank's and the Company's usual practice for its senior executives.

            (b) Regular Benefits. The Executive shall also be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, bonus incentive plans and other benefit plans from time to time in effect for senior executives of the Bank and the Company. Such participation shall be subject to (i) the terms of the applicable plan documents, (ii) generally applicable Bank and Company policies and (iii) the discretion of the Board of Directors of the Bank and the Company or any administrative or other committee provided for in or contemplated by such plan. In addition, the Executive shall be entitled to receive benefits which are the same or substantially similar to those which are currently being provided to the Executive by the Bank and the Company, including without limitation use of an automobile appropriate for his position and membership in a country club or similar organization of his choice suitable for business entertainment.

            (c) Business Expenses. The Bank or the Company shall reimburse the Executive for all reasonable travel and other business expenses incurred by him in the performance of his duties and responsibilities, subject to such reasonable requirements with respect to substantiation and documentation as may be specified by the Bank or the Company.

            (d) Vacation. The Executive shall be entitled to not less than six weeks of vacation per year, to be taken at such times and intervals as shall be determined by the Executive with the approval of the Bank and the Company, which approval shall not be unreasonably withheld.

     5. Extent of Service. During his employment with either the Bank or the Company, the Executive shall, subject to the direction and supervision of their respective Boards of Directors, devote his full business time, best efforts and business judgment, skill and knowledge to the advancement of the Bank's and the Company's interests and to the discharge of his duties and responsibilities hereunder. He shall not engage in any other business activity, except as may be approved by the Boards of Directors; provided, however, that nothing herein shall be construed as preventing the Executive from:

            (a) investing his assets in a manner not prohibited by Section 8(a) hereof, and in such form or manner as shall not require any material services on his part in the


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

      operations or affairs of the companies or other entities in which such investments are made;

            (b) serving on the board of directors of any company, subject to the prohibitions set forth in Section 8(a) and provided that he shall not be required to render any material services with respect to the operations or affairs of any such company; or

            (c) engaging in religious, charitable or other community or non-profit activities which do not impair his ability to fulfill his duties and responsibilities under this Agreement.

      6. Termination and Termination Benefits. Notwithstanding the provisions of
Section 3, the Executive's employment hereunder shall terminate under the following circumstances:

            (a) Death. In the event of the Executive's death during the Executive's employment hereunder, the Executive's employment shall terminate on the date of his death; provided, however, that the Bank or the Company. shall continue to pay an amount equal to the Executive's salary to the Executive's beneficiary designated in writing to the Bank or the Company prior to his death (or to his estate, if he fails to make such designation) for a period of six months after the date of the Executive's death, at the salary rate in effect on the date of his death, without the increase provided for in Section 4(a), said payments to be made on the same periodic dates as salary payments would have been made to the Executive had he not died.

            (b) Termination for Cause. The Executive's employment with the Bank and the Company may be terminated without further liability on the part of the Bank or the Company effective immediately, by a two-thirds vote of all of the members of the Board of Directors of the Company and a two-thirds vote of all of the members of the Board of Directors of the Bank for cause by written notice to the Executive setting forth in reasonable detail the nature of such cause. Only the following shall constitute "cause" for such termination:

            (i) Deliberate dishonesty of the Executive with respect to the Bank or the Company or any subsidiary or affiliate thereof.

            (ii) Conviction of the Executive of a crime involving moral turpitude.

            (iii) Gross and willful failure to perform a substantial portion of his duties and responsibilities hereunder, which failure continues for more than thirty days after written notice given to the Executive pursuant to a two-thirds vote of all of the members of the Board of Directors of the Company and a two-thirds vote of


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

            all of the members of the Board of Directors of the Bank, such vote to set forth in reasonable detail the nature of such failure.

            (c) Termination by the Executive. The Executive's employment with the Bank and the Company may be terminated, effective immediately, by the Executive by written notice to the Board of Directors of the Company and the Bank in the event of the following:

            (i) Failure of the Board of Directors of the Bank or the Company, as the case may be, to elect the Executive to the offices of Chairman, President and Chief Executive Officer of the Bank or the Company, as the case may be, or to continue the Executive in such offices; or

            (ii) Failure by the Bank or the Company to comply with the provisions of Section 4(a) or a material breach by the Bank or the Company of any other provision of this Agreement.

            (d) Termination Without Cause. The Executive's employment with the Bank and the Company may be terminated without cause by a two-thirds vote of all of the members of the Board of Director of the Company and a two-thirds vote of all of the members of the Board of Directors of the Bank on written notice to the Executive.

            (e) Certain Termination Benefits. In the event of termination pursuant to Sections 6(c) or (d), the Executive shall be entitled to the following benefits:

            (i) For the period subsequent to the date of termination until the Expiration Date, the Bank or the Company shall continue to pay the Executive a salary at the rate in effect on the date of termination, with increases as provided in Section 4(a).

            (ii) For the period subsequent to the date of termination until the Expiration Date, the Executive shall continue to receive all benefits described in Section 4(b) existing on the date of termination (except for any cash bonus plans which shall be pro-rated through the date of termination). For purposes of application of such benefits, the Executive shall be treated as if he had remained in the employ of the Bank and the Company with an annual salary at the rate in effect on the date of termination, with increases as provided in Section 4(a), and service credits will continue to accrue during such period as if the Executive had remained in the employ of the Bank and the Company.

            (iii) If, in spite of the provisions of Section 6(e)(ii) above, benefits or service credits under any benefit plan shall not be payable or provided under any such plan to the Executive, or to the Executive's dependents, beneficiaries or estate, because the Executive is no longer deemed to be an employee of the Bank and


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

            the Company, the Bank or the Company itself shall pay or provide for payment of such benefits and service credits for such benefits to the Executive, or to the Executive's dependents, beneficiaries or estate.

            (f) Set-off. The Bank or the Company shall be entitled to set off against any cash compensation to be provided to the Executive under
      Section 6(e)(i) above one-half of the amount of any cash compensation received by the Executive from other employment during the period in which the Executive receives cash compensation under Section 6(e)(i). The Executive shall inform the Company of any such amounts of cash compensation and shall refund to the Bank or the Company, as the case may be, any amounts which the Bank or the Company, as the case may be, has paid which exceed the amounts due from the Bank or the Company, as the case may be, after application of the set-off provided for in this paragraph. Notwithstanding the foregoing and any other provision of this Agreement, the Executive shall be under no obligation to seek or accept any employment after termination of employment with the Bank and the Company for any reason.

      7. Disability. If, due to physical or mental illness, the Executive shall be disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder, the Boards of Directors of the Company and the Bank, as the case may be, may designate another executive to act in his place with respect to the Company and the Bank, as the case may be, during the period of such disability.

      Notwithstanding any such designation, the Executive shall continue to receive his full salary and benefits under Section 4 of this Agreement from either the Bank or the Company until he becomes eligible for disability income under the Bank's or the Company's disability income plan. While receiving disability income payments under such plan, the Executive shall not receive any salary under Section 4(a), but shall continue to participate in those benefit plans of the Bank and the Company in which the Executive was otherwise participating and to receive other benefits as specified in Section 4 until the Expiration Date. In the absence of a disability income plan at the time of such disability, the Bank or the Company shall pay the Executive benefits equal to those the Executive would have received if the Bank's and the Company's current disability income plan were in effect at such time. If any question shall arise as to whether during any period the Executive was disabled so as to be unable to perform substantially all of his duties and responsibilities hereunder due to physical or mental illness, the Executive may, and at the request of the Bank or the Company will, submit to the Bank or the Company, as the case may be, a certification in reasonable detail by a physician selected by the Executive or his guardian to whom the Bank or the Company, as the case may be has no reasonable objection as to whether the Executive was so disabled and such certification shall for the purposes of this Agreement be conclusive of the issue. If such question shall arise and the Executive shall fail to submit such certification, the Bank's or the Company's determination, as the case may be, of such issue shall be binding on the Executive.

      8.    Noncompetition and Confidential Information.


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

            (a) Noncompetition.  During

                  (i) a period of one year following the date of termination of the Executive's employment with the Bank and the Company (x) by the Executive as a result of his election not to extend pursuant to
            Section 3 or (y) by the Bank and the Company for cause pursuant to
            Section 6(b) hereof or (z) by the Executive in the event that such termination constitutes a material breach by the Executive of any of the provisions of this Agreement, and

                  (ii) the period during which the Bank or the Company would be required to provide benefits to the Executive pursuant to Section 6(e)(i)-(iii) hereof the Executive will not, directly or indirectly, whether as owner, partner, shareholder, consultant, agent, employee, co-venturer or otherwise, or through any Person (as defined in Section 11), compete in the Bank's or the Company's market area (defined as that portion of Massachusetts bounded to the west and north by Interstate 95 and to the south by Interstate 90) with the banking or any other business conducted by the Bank or the Company during the period of his employment with either the Bank or the Company, nor will he attempt to hire any employee of the Bank or the Company, assist in such hiring by any other Person, encourage any such employee to terminate his or her relationship with the Bank or the Company, or solicit or encourage any customer of the Bank or the Company to terminate its relationship with the Bank or the Company or to conduct with any other person any business or activity which such customer conducts or could conduct with the Bank or the Company.

            (b) Confidential Information. The Executive will not disclose to any other Person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any confidential information of the Bank or the Company obtained by him incident to his employment with the Bank and the Company. The term "confidential information" includes, without limitation, financial information, business plans, prospects and opportunities (such as lending relationships, financial product developments, or possible acquisitions or dispositions of businesses or facilities) which have been discussed or considered by the Bank's or the Company's management but does not include any information which has become part of the public domain by means other than the Executive's non-observance of his obligations hereunder.

            (c) Relief; Interpretation. The Executive agrees that the Bank or the Company, either jointly or individually, shall be entitled to injunctive relief for any breach by him of the covenants contained in Sections 8(a) or 8(b). In the event that any provision of this Section 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a period of time, too large a geographic area, or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area, or range of activities as to


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

      which it may be enforceable. For purposes of this Section 8, the term "Bank" shall mean the Bank and any of its subsidiaries and affiliates and the term Company shall mean the Company and any of its subsidiaries (except the Bank).

      9. Allocation of Obligations. The Bank and the Company shall allocate among themselves which party shall be responsible for paying the salary and other benefits required to be paid by Sections 4, 6(a), 6(e), 7 and 13 of this Agreement. The payment by either party of such salary and other benefits shall satisfy the obligations of the non-paying party under such Sections. Both the Bank and the Company shall be jointly and severally liable in the event of a failure by both parties to pay such salary and other benefits.

      10. Conflicting Agreements. The Executive hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not now subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder.

      11. Definition of "Person". For purposes of this Agreement, the term "Person" shall mean an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization.

      12. Withholding. All payments made by the Bank or the Company under this Agreement shall be net of any tax or other amounts required to be withheld by the Bank or the Company under applicable law.

      13. Arbitration of Disputes. Any controversy or claim arising out of or relating to this Agreement or the breach thereof shall be settled by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by the Company, one by the Executive and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association, except with respect to the selection of arbitrators which shall be as provided in this Section 13. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. In the event that it shall be necessary or desirable for the Executive to retain legal counsel and/or incur other costs and expenses in connection with the enforcement of any or all of the Executive's rights under this Agreement, the Bank or the Company shall pay (or the Executive shall be entitled to recover from the Bank or the Company, as the case may be) the Executive's reasonable attorneys' fees and other reasonable costs and expenses in connection with the enforcement of said rights (including the enforcement of any arbitration award in court) regardless of the final outcome, unless and to the extent the arbitrators shall determine that under the circumstances recovery by the Executive of all or a part of any such fees and costs and expenses would be unjust.


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

      14. Assignment; Successors and Assigns, etc. Neither the Bank, the Company or the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Bank or the Company may assign its rights under this Agreement without the consent of the Executive in the event the Bank or the Company shall hereafter effect a reorganization, consolidate with or merge into any other Person, or transfer all or substantially all of its properties or assets to any other Person. This Agreement shall inure to the benefit of and be binding upon the Bank, the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns. In the event of the Executive's death prior to the completion by the Bank or the Company of all payments due him under this Agreement, the Bank or the Company shall continue such payments to the Executive's beneficiary designated in writing to the Bank or the Company prior to his death (or to his estate, if he fails to make such designation).

      15. Enforceability. If any portion or provision of this Agreement shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      16. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of any party to require the performance of any term or obligation of this Agreement, or the waiver by any party of any beach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

      17. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be sufficient if in writing and delivered in person or sent by registered or certified mail, postage prepaid, to the Executive at the last address the Executive has filed in writing with the Bank and the Company or, in the case of the Bank, at its main office, attention of the Clerk or, in the case of the Company, at its principal place of business, attention of the Clerk.

      18. Amendment. This Agreement may be amended or modified only by a written instrument signed by the Executive and by a duly authorized representative of the Executive Committee of each of the Boards of Directors of the Company and the Bank.

      19. Governing Law. This is a Massachusetts contract and shall be construed under and be governed in all respects by the laws of the Commonwealth of Massachusetts.


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

      IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Bank, by its duly authorized officer, by the Company, by its duly authorized officer and by the Executive, as of the date first above written.

ATTEST:                                   MEDFORD SAVINGS BANK

/s/ Eugene R. Murray                      By: /s/ Arthur H. Meehan
----------------------                        --------------------------------
      Clerk                               Title: Chairman, President and Chief
                                                 Executive Officer
                                                 -----------------------------

[Seal]



ATTEST:                                   MEDFORD BANCORP, INC.

/s/ Eugene R. Murray                      By: /s/ Arthur H. Meehan
----------------------                        --------------------------------
      Secretary                           Title: Chairman, President and Chief
                                                 Executive Officer
                                                 -----------------------------

[Seal]



WITNESS:

/s/ Eugene R. Murray                      /s/ Arthur H. Meehan
----------------------                    ------------------------------------
                                              Arthur H. Meehan


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